UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2015

LIFELOGGER TECHNOLOGIES CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-186415	45-5523835
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

11380 Prosperity Farms Road, Suite 221E, Palm Beach Gardens, Florida	33410
(Address of principal executive offices)	(Zip Code)

1-844-Lifelog
Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Promissory Note to Glamis Capital, SA

On July 20, 2015 (the “Issuance Date”), Lifelogger Technologies Corp. (“we,” “us,” “our,” or “Company”) entered into a securities purchase agreement (the “SPA”) with Glamis Capital SA (“Glamis”), whereby Glamis agreed to invest $200,000.00 (the “Purchase Price”) in our Company in exchange for the Note (as defined below). Pursuant to the SPA, on the Issuance Date, we issued a promissory note to Glamis, in the original principal amount of $200,000.00, which bears interest at 10% per annum (the “Note”). The Purchase Price will be paid as follows: (1) $70,000.00 on the Issuance Date (which was paid in cash to us by Glamis on the Issuance Date), and the remaining $130,000.00 within 45 days after the Issuance Date. The principal from each funding date, coupled with the accrued and unpaid interest relating to that principal amount, is due and payable one year from the respective funding date (each a “Maturity Date”). Any amount of principal or interest that is due under the Note, which is not paid by the respective Maturity Date, will bear interest at the rate of 14% per annum until it is paid.

The Note can be prepaid by us at any time while the Note is outstanding. In the event that we close a future financing of at least $1,000,000.00 while the Note is outstanding, we would become obligated to pay all amounts outstanding under the Note within a reasonable time after such closing.

We claim an exemption from the registration requirements of the Securities Act, for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder because, among other things, the transaction did not involve a public offering, Glamis is an accredited investor, Glamis acquired the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

The foregoing descriptions of the Note and SPA are qualified in its entirety by reference to such Note and SPA, which are filed hereto as Exhibit 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit

4.1	Promissory Note dated July 20, 2015, by and between Lifelogger Technologies Corp. and Glamis Capital SA.

10.1	Securities Purchase Agreement dated July 20, 2015, by and between Lifelogger Technologies Corp. and Glamis Capital SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOGGER TECHNOLOGIES CORP.

Date: July 27, 2015	By:	/s/ Stewart Garner
	Name:	Stewart Garner
	Title:	Chief Executive Officer